UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 8, 2005

MEDICAL STAFFING NETWORK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31299 (Commission File Number)	65-0865171 (IRS Employer Identification No.)

901 Yamato Road, Suite 110, Boca Raton, FL  33431

(Address of principal executive offices)

Registrant’s telephone number, including area code: 561-322-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

            On September 6, 2005, Medical Staffing Network Holdings, Inc. (the Company) entered into a contract with the United States Department of Health and Human Services (DHHS).  The Company was one of two awardees under the contract.  The contract allows for the over 2,400 DHHS facilities nationwide to place orders for a wide variety of staff including nurses, physicians and allied specialists.  DHHS estimates, but does not guarantee that the annual volume of purchases under the contract will be over $55 million or $275 million during its five year term.  In order to supply the expected demand for healthcare professionals, the Company will call upon its extensive database of over 30,000 healthcare professionals as well as utilize five specialty staffing companies on a teaming partner basis.

Item 9.01.  Financial Statements and Exhibits

(a)  Not Applicable.

(b)  Not Applicable.

(c)  Exhibits:

99.1   Press Release dated September 8, 2005.

SIGNATURE

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 8, 2005                                             MEDICAL STAFFING NETWORK HOLDINGS, INC.

By:/s/ N. Larry McPherson

      N. Larry McPherson

      Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 8, 2005.